                                                                   Exhibit 10.45


                                                               EXECUTION VERSION


                          MASTER ENGINE LEASE AGREEMENT

                          DATED AS OF DECEMBER 18, 2001

                                     BETWEEN

                        AVIATION FINANCIAL SERVICES INC.

                                    AS LESSOR

                                       AND

                            CHAUTAUQUA AIRLINES, INC.

                                    AS LESSEE

                                   relating to
                    FOUR NEW AND FIVE USED AIRCRAFT ENGINES:

                        NEW:  AE3007A1P ESN CAE312071
                              AE3007A1P ESN CAE312096
                              AE3007A1P ESN TBD X TWO

                       USED:  AE3007A1P ESN CAE311434
                              AE3007A1P ESN CAE311206
                              AE3007A1P ESN CAE311635
                              AE3007A1P ESN CAE311794
                              AE3007A1P ESN CAE311908
                        ---------------------------------
                       INCORPORATING THE PROVISIONS OF AN

                                  ENGINE LEASE
                             COMMON TERMS AGREEMENT

                             DATED DECEMBER 18, 2001
                        ---------------------------------

         TO THE EXTENT THAT THIS ENGINE LEASE AGREEMENT CONSTITUTES CHATTEL PAPER (AS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS ENGINE LEASE AGREEMENT MAY BE CREATED THROUGH TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL COUNTERPART, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART DESIGNATED AS THE ORIGINAL ON THE SIGNATURE PAGE OF THIS AGREEMENT BY AVIATION FINANCIAL SERVICES INC.

                                                          ENGINE LEASE AGREEMENT
                                                            CHAUTAUQUA AIRLINES

                          MASTER ENGINE LEASE AGREEMENT


THIS ENGINE LEASE AGREEMENT is made on December 18, 2001, (this "Lease"),

BETWEEN:

(1) AVIATION FINANCIAL SERVICES INC., a corporation incorporated under the Laws of Delaware having its principal place of business and chief executive office at c/o GE Engine Leasing, GE Capital Aviation Services, Inc., 201 High Ridge Road, Stamford, Connecticut 06927 ("LESSOR"); and

(2) CHAUTAUQUA AIRLINES, INC., a corporation incorporated under the Laws of NEW YORK with its principal place of business and chief executive office at 2500
S. HIGH SCHOOL ROAD, INDIANAPOLIS, INDIANA 46241 ("LESSEE").

WHEREAS:

(A) Lessee wishes to lease each Engine (as defined below) from Lessor, and Lessor wishes to lease each such Engine to Lessee, on the terms and subject to the conditions provided herein;

(B) General Electric Capital Corporation ("GECC") and Lessee have entered into the CTA (as defined below) in respect of commercial aircraft engines and related equipment that may be leased from time to time by Lessee or one of its Affiliates from Lessor or one of its Affiliates; and

(C) Lessor and Lessee wish to incorporate by reference such CTA into this Lease.

IT IS AGREED as follows:

1.       INTERPRETATION

1.1 DEFINITIONS; INTERPRETATION. Unless otherwise defined herein, words and expressions defined in the CTA have the same respective meanings for the purposes of this Lease. The construction provisions of Section 1.2 of the CTA shall apply to this Lease. In this Lease, the following capitalized words and expressions shall have the following meanings:

         AD COMPLIANCE PERIOD is defined in Schedule B, Part VI hereto.

         AGREED VALUE shall have the meaning specified in Schedule B, Part I hereto.

         ANNUAL SUPPLEMENTAL RENT ADJUSTMENT and ASSUMED RATIO have the meanings specified in SCHEDULE B, PART V HERETO.

         CTA means the Engine Lease Common Terms Agreement, dated as of December 18, 2001 executed by GECC and Lessee (as in effect on the date hereof without, unless Lessor and Lessee otherwise expressly agree, giving any effect to any subsequent amendment, supplement, waiver or other modification thereto), and which forms part of this Lease, a true and complete copy of which is attached as SCHEDULE C hereto.

                                                          ENGINE LEASE AGREEMENT

         DAMAGE NOTIFICATION THRESHOLD shall have the meaning specified in Schedule B, Part I hereto.

         DEDUCTIBLE AMOUNT shall have the meaning specified in Schedule B, Part I hereto.

         DELIVERY CONDITION REQUIREMENTS means the requirements specified in
         Part II of SCHEDULE A hereto.

         DELIVERY LOCATION means Indianapolis, Indiana, or such other location as Lessor and Lessee mutually agree.

         DEPOSIT means all amounts payable pursuant to Section 3.1(DEPOSIT) hereof.

         DISCOUNT RATE shall have the meaning specified in Schedule B, Part II hereto.

         ENGINE means whether or not installed on any airframe, each engine of the manufacturer and model specified in Part I of SCHEDULE A which Lessor tenders to Lessee on the Delivery Date, together in each case with the QEC, LRU, accessories and the Engine Documents and Records as described in Part I of SCHEDULE A hereto and tendered for Delivery by Lessor to Lessee relating to such Engine and otherwise subject to the terms and conditions of this Lease. The term "ENGINE" includes, as of any date of determination, all the foregoing equipment then leased hereunder and includes all modules and other Parts from time to time belonging to or installed in that Engine but excludes any properly replaced Part, title to which has passed to Lessee pursuant to this Lease.

         ENGINE CYCLES RESTRICTION shall have the meaning specified in Schedule B, Part VI hereto.

         ENGINE FLIGHT HOURS RESTRICTION shall have the meaning specified in Schedule B, Part VI hereto.

         ENGINE LLP SUPPLEMENTAL RENT is defined in SCHEDULE B hereto.

         ENGINE SUPPLEMENTAL RENT is defined in SCHEDULE B hereto.

         ENGINE SUPPLEMENTAL RENT FHA TERMINATION AMOUNT is defined in Schedule B hereto.

         GUARANTOR is not applicable.

         FLEET HOUR AGREEMENT means the AE 3007A/1 Series Engine Fleet Hour Agreement dated March 23, 2001 between the Manufacturer and the Lessee relating to the provision of rework and maintenance support for the Engines, as further amended and supplemented from time to time as permitted hereunder or as replaced with another Fleet Hour Agreement as permitted hereunder.

         FHA ASSIGNMENT AGREEMENT means that certain Agreement Regarding Assignment of the Fleet Hour Agreement between and among the Lessee, Lessor and the Manufacturer, dated the date hereof relating to the Engines.

                                                          ENGINE LEASE AGREEMENT

         INDEMNITEE means each of Lessor, Owner, General Electric Capital Corporation and GECAS and their respective successors and permitted assigns, and each of their respective shareholders, Affiliates, partners, contractors, directors, officers, representatives, agents and employees.

         INTEREST RATE is defined in Schedule B, Part II hereto.

         LESSOR'S ACCOUNT is defined in Section 3.3 herein.

         LRU means line replaceable units.

         MANUFACTURER means the manufacturer of each Engine or any separate item of equipment, as the case may be, as set forth on SCHEDULE A hereto.

         MINIMUM COMPONENT CALENDAR LIFE is defined in Schedule B, Part VI.

         MINIMUM ENGINE CYCLES is defined in Schedule B, Part VI.

         MINIMUM ENGINE FLIGHT HOURS is defined in Schedule B, Part VI.

         MINIMUM LIABILITY COVERAGE is defined in Schedule B, Part I.

         NOTICE is defined in Section 3.5(a) herein.

         OWNER means AVIATION FINANCIAL SERVICES INC.

         PRE-APPROVED BANK means any bank organized under the laws of the United States or any State thereof, or the New York branch of a major international bank, in each case for only so long as its long-term Dollar denominated unsecured debt (or if it does not have long-term unsecured Dollar denominated debt, its parent corporation's long-term unsecured Dollar denominated debt) carries a rating from Standard & Poor's of A+ or better.

         PURCHASE AGREEMENT means the Engine Purchase Agreement, dated as of December 18, 2001, between Lessee as seller and Lessor as buyer relating to the purchase of the Engines

         PURCHASE PRICE is defined in Schedule B, Part VII.

         REDELIVERY LOCATION means such location within the United States of America on the Lessee's jet route system as designated by Lessor.

         RENT IS DEFINED in Schedule B, Part II.

         RENT COMMENCEMENT DATE means with respect to each Engine, the date on which Lessor tenders and the Lessee accepts such Engine under Section 4.3.(a)(DELIVERY AND ACCEPTANCE) of the CTA.

         RETURN CONDITION SECURITY AMOUNT is defined in Schedule B, Part II.

         RIGHT is defined in Section 3.5(a) herein.

         SCHEDULED DELIVERY DATE means for each Engine a date in the Scheduled Delivery Month as notified by Lessee to Lessor pursuant to the Purchase Agreement.

                                                          ENGINE LEASE AGREEMENT

         SCHEDULED DELIVERY MONTH means the date for the expected delivery of each Engine as set forth in Part IV of Schedule A attached hereto.

         SCHEDULED EXPIRY DATE means the date immediately preceding the last day the 15th anniversary of the second Rent Date for each Engine (or in the event that such date is a day that is not a Business Day, the immediately preceding Business Day), which date shall be specifically set forth in the Certificate of Acceptance.

         SERVICE CREDIT AMOUNT is defined in Schedule B hereto.

         SPARES DEDUCTIBLE AMOUNT is defined in Schedule B, Part I.

         TAX INDEMNITEE means each of Owner, Lessor, and each member of the consolidated group of which Lessor or Owner is a member for United States Federal income tax purposes, and their successors and permitted assigns.

2.       LEASING

2.1 TERM. Subject to the terms and conditions of the Lease, Lessor will lease each Engine to Lessee and Lessee will take delivery of and lease each Engine from Lessor in accordance with the Lease for the duration of the Term for such Engine.

3.       PAYMENTS

3.1 DEPOSIT; RENT; SUPPLEMENTAL RENT; Lessee shall pay to Lessor the Deposit, Rent and Supplemental Rent (except as otherwise provided in this Section 3.1) as provided in the CTA and as set forth in Schedule B, Part II (Deposit), Part III (Rent) and Part V (Supplemental Rent), respectively. Notwithstanding the foregoing, for so long as the Fleet Hour Agreement and the FHA Assignment Agreement shall be in effect Lessee shall not be obligated to pay Engine Supplemental Rent with respect to any calendar month if Lessee has either (a) paid in full when due all amounts owed to the Manufacturer under the Fleet Hour Agreement in respect of such calendar month or (b) has provided Lessor with evidence satisfactory to Lessor that Lessee has otherwise cured or satisfied in full its payment obligations to the Manufacturer for such month and that such cure or satisfaction does not at that time and will not in the future result in an increase in the amount of the Cure Payment. If Lessee makes a payment of Engine Supplemental Rent to Lessor and subsequently either (i) pays in full all amounts payable under the Fleet Hour Agreement in respect of the corresponding calendar month, or (ii) otherwise satisfies or cures its payment obligations for such month as provided in clause (b) of the preceding sentence, provided that no Event of Default shall have occurred and then be continuing, Lessor shall pay the Lessee the amount of Engine Supplemental Rent received from Lessee for such calendar month promptly following written request from Lessee and such evidence of payment in full to the Manufacturer as Lessor may reasonably request. Lessee shall pay to Lessor an amount equaling the Engine Supplemental Rent FHA Termination Amount (a) in the event that the Manufacturer issues a notice to Lessor under the FHA Assignment Agreement stating that the Manufacturer intends to terminate the Fleet Hour Agreement and such notice is not rescinded within ten (10) days following receipt by Lessor, on the eleventh (11th) day following such receipt, or (b) on the date that is thirty (30) days prior to the date that the Fleet Hour Agreement is scheduled to expire if such scheduled expiry date would occur prior to the Scheduled Expiry Date for this Lease. Lessee shall notify Lessor in writing not less than fifteen (15) days prior to any proposed amendment or modification of the

                                                          ENGINE LEASE AGREEMENT

         Fleet Hour Agreement during the Term. In addition to the Events of Default set forth in Schedule 9 of the CTA, it shall be an Event of Default if Lessee amends, supplements, extends or replaces the Fleet Hour Agreement during the Term without first obtaining Lessor's written consent and in Lessor's reasonable judgement such amendment, supplement, extension or replacement is adverse to the interests of Lessor in any material respect.

3.2 LESSOR'S MAINTENANCE CONTRIBUTION: Lessor shall pay to Lessee Lessor's Maintenance Contribution in accordance with Section 7.2 of the CTA.

3.3 LESSOR'S BANK ACCOUNT: For the purposes of Section 5.5(PAYMENTS) of the CTA, Lessor's bank account and wire transfer particulars, to which all payments to Lessor shall be made by Lessee, are at the date hereof ("Lessor's Account"): Bankers Trust Company, ABA Number 021 001 033 for the account of GECC T & I Air Depository Account, Account Number 50-255-888.

3.4 MACRS BENEFITS: The provisions of Section(s) (a) of Schedule B, Part IV and Section 5.7 (c) of the CTA shall apply under this Lease.

3.5      PURCHASE OPTION:

(a) RIGHT: Lessor hereby grants to Lessee a right to purchase the Engine on the last day of the Term (the "Right") for an amount equal to the Fair Market Value of the Engine (the "Purchase Price") provided that Lessor shall have received prior written notice not less than 180 days before the last day of the Term (the "Notice") of Lessee's intention to exercise the Right.

         For the purposes of this Clause 3.5 "Fair Market Value" shall mean such amount as is agreed between Lessor and Lessee (such amount shall be determined not more than 180 days prior to the last day of the Term) as the expected fair market value of the Engine on the last day of the Term or failing agreement as to such expected fair market value, such amount as shall be determined in Dollars by an independent expert appointed by Lessor and an independent expert appointed by Lessee. If either party shall not have indicated in writing to the other within fourteen (14) days after the failure by the parties to agree upon the expected fair market value of the Engine of the appointment of its independent expert, the expected fair market value shall be the amount determined by the independent expert whose appointment has been notified in writing to the other party. If the independent experts appointed by the parties fail to agree upon the expected fair market value of the Engine within fourteen (14) days of their appointment, the independent experts shall jointly appoint a third independent expert who shall determine the expected fair market value of the Engine within 14 days of his appointment and whose decision shall be final and binding upon all the parties. If the independent experts are unable to agree upon the third independent expert within 10 days of the expiry of such 14 day period, such third independent expert shall be selected by the American Arbitration Association. The expected fair market value of the Engine on the last day of the Term shall be determined on the basis that:

                                                          ENGINE LEASE AGREEMENT

                    (i) it is free of all Security Interests of whatsoever nature;

                    (ii) it is in a condition complying with all requirements
                         that would have been applicable to the Engine on the Return Occasion if Lessee had redelivered the Engine to Lessor and that it individually has no fewer than 3,200 Engine Flight Hours remaining to the next expected Engine Refurbishment and that each Life Limited Part has 50% of its total Engine Cycle life remaining to replacement;

                    (iii) it is sold on an arms length basis between a willing seller and a willing buyer;

                    (ii) the value of any additional equipment incorporated into the Engine at Lessee's expense as additional equipment and not as a replacement or substitution pursuant to the Lease shall be excluded; and

                    (iii) the value shall not take into account any Taxes
                         payable by, or the effect of any Tax on, the seller or buyer.

         The costs of any such valuations shall be paid equally by the parties except where Lessee fails to exercise the Right to purchase the Engine in which event such costs shall be for the account of Lessee. For a period of ten (10) Business Days following the date that the Fair Market Value is determined, Lessee shall be entitled by written notice to Lessor to revoke its exercise of the Right, after which time Lessee's Notice of exercise of the Right shall be deemed irrevocable.


(b) RIGHT EXERCISED : In the event of the Notice having been duly given by Lessee of its exercise of the Right, on the applicable purchase date for such Engine, upon full and final payment by Lessee of (i) the applicable purchase price for the Engine, (ii) all unpaid Rent due and payable through and including the purchase date and (iii) all other amounts due and payable by Lessee under this Lease, Lessor will transfer to Lessee all of its right, title and interest in the Engine and any assignable warranties in respect of the Engine on an "AS-IS, WHERE-IS" basis without recourse or warranty, the Term with respect to such Engine shall end, Lessee's obligation to pay Rent under this Lease with respect to such Engine shall cease, and provided no Event of Default or Special Default has occurred and is continuing, Lessor will pay to Lessee the portion of Engine LLP Supplemental Rent received by Lessor in respect of such Engine and remaining in the Engine LLP Supplemental Rent account as provided in Section 7.2(c) of the CTA. In the event that Engine Supplemental Rent is paid in respect of the Engine, Lessor and Lessee agree to negotiate in good faith, following Lessee's issuance of a Notice, whether the amount (if any) that remains in the Engine Supplemental Rent account for such Engine shall be paid over to Lessee, retained by Lessor or shared by Lessor and Lessee following satisfaction of the conditions set forth in the preceding sentence. Notwithstanding the foregoing, (x)

                                                          ENGINE LEASE AGREEMENT
         the Indemnitees shall continue to have the benefit of all the indemnities set forth in the Lease with respect to such Engine; (y) Lessee shall indemnify Lessor for all Taxes (other than Excluded Taxes) in connection with such transfer; and (z) Lessee shall cause the Indemnitees to be named as additional insureds on Lessee's liability insurance policies in respect of the Engine for a period of 2 years from the purchase date.

(c)      RIGHT CANCELLED : In the event

         (i)   that Lessee does not exercise the Right in accordance with
               Section 3.5(a); or

         (ii) of termination of the Lease prior to the last day of the Term due to the happening of an Event of Loss or an Event of Default,

         the Right shall forthwith be cancelled without liability of any kind to Lessor or Lessee under this Section 3.5 and in the event notice of the exercise of the Right shall have been given prior to such cancellation, the sale of the Engine pursuant to such exercise shall likewise forthwith be cancelled.

(d) RETURN CONDITIONS: If the Right is exercised and fully performed by Lessee in accordance with Section 3.5 hereof, Lessee shall have no obligation on the last day of the Term to satisfy the conditions set forth in Schedule 6 of the CTA (Procedures and Operating Conditions at Redelivery) and Lessor shall make the payments required by Clause 5.11 of the CTA as and when required thereby.

4.       CONDITION OF THE ENGINE AT DELIVERY

         On the Delivery Date for each Engine, as a condition to Lessee's obligation to accept delivery thereof, such Engine shall be in the condition provided in Part II of SCHEDULE A hereto. Lessor shall coordinate with Lessee, in anticipation of delivery of each Engine, in the exercise of Lessor's inspection rights under the Purchase Agreement respecting the Engine to be purchased.

5.       CONDITION OF THE EQUIPMENT AT REDELIVERY

         On the Return Occasion, Lessee shall redeliver each Engine to Lessor at the Redelivery Location and at such redelivery the Engine shall be in the condition provided in the CTA, including SCHEDULE 6(PROCEDURE AND OPERATING CONDITION AT REDELIVERY), of the CTA. On or within thirty
         (30) days following the twelfth (12) anniversary of the first Rent Commencement Date to occur under the Lease, Lessee shall deliver to Lessor a written statement describing with respect to each Engine the current maintenance status, expected annual utilization through redelivery, and projected maintenance status at redelivery and further detailing the contractual arrangements made by Lessee to ensure that each Engine will comply with all applicable return conditions on the Return Occasion (without giving

                                                          ENGINE LEASE AGREEMENT
         effect to any Engine purchase rights or obligations or Engine substitution rights or obligations). In the event that (a) such written statement, together with such supplemental and supporting information as Lessor may request, does not demonstrate to Lessor's reasonable satisfaction that Lessee will redeliver the Engines on the Return Occasion in compliance with all applicable return condition requirements (without giving effect to any Engine purchase rights or obligations or Engine substitution rights or obligations), and (b) at the time of such written statement or at any time thereafter during the remainder of the Term Lessee fails to meet the Applicable Financial Test, Lessee shall within fifteen (15) days following demand by Lessor increase the amount the Security Deposit by the Return Condition Security Amount.

6.       NAMEPLATE INSCRIPTION

         Lessee shall install a Nameplate on each Engine to read:

         "THIS ENGINE IS OWNED BY AVIATION FINANCIAL SERVICES INC., AS OWNER AND IS LEASED TO CHAUTAUQUA AIRLINES, INC. AND MAY NOT BE OR REMAIN IN THE POSSESSION OF OR BE OPERATED BY, ANY OTHER PERSON WITHOUT THE PRIOR WRITTEN CONSENT OF AVIATION FINANCIAL SERVICES INC."

7.       ADDRESSES FOR NOTICES

         The addresses and facsimile and telephone numbers of Lessor and Lessee are as follows:

         LESSOR:
         c/o: GE Engine Leasing
         GE Capital Aviation Services, Inc.
         201 High Ridge Road
         Stamford, CT  06927
         Attention:  Contracts Leader
         Facsimile:  (203) 357-3201
         Telephone:  (203) 357-4482

         LESSEE:
         2500 S. High School Road
         Indianapolis, Indiana 46241
         Attention: President
         Facsimile: (317) 484-6060
         Telephone: (317) 484-6047

         WITH A COPY TO:
         c/o Wexford Capital, LLC
         411 West Putnam Avenue
         Greenwich, Connecticut 06830
         Attention: Jay Maymudes and Arthur Amron
         Facsimile: (203) 862-7350 (Jay Maymudes) and (203) 862-7312 (Arthur
         Amron)
         Telephone: (203) 862-7050 (Jay Maymudes) and (203) 862-7012 (Arthur
         Amron)

8.       THE SCHEDULES AND CTA

         ALL THE PROVISIONS OF SCHEDULES A AND B HERETO, AND THE CTA, ARE INCORPORATED BY REFERENCE HEREIN AND ARE PART OF THIS LEASE AS IF THEY WERE SET OUT IN FULL HEREIN. WITHOUT LIMITING

                                                          ENGINE LEASE AGREEMENT

         THE GENERALITY OF THE FOREGOING, BY ITS SIGNATURE BELOW, EACH OF LESSOR AND LESSEE ACKNOWLEDGES AND AGREES THAT THE LEASE OF THE ENGINE HEREUNDER IS ON AN "AS IS, WHERE IS" BASIS AND THAT THE DISCLAIMERS, EXCULPATIONS AND LIMITATIONS OF LIABILITY, INDEMNITIES, THE CHOICE OF CALIFORNIA LAW AS THE GOVERNING LAW, THE LESSEE'S SUBMISSION TO PERSONAL JURISDICTION IN CALIFORNIA, AND THE WAIVER OF ANY RIGHT TO A TRIAL BY JURY PROVIDED FOR IN THE CTA ARE INCORPORATED HEREIN BY SUCH REFERENCE AND ARE PART OF THIS LEASE AS IF THE SAME WERE SET OUT IN FULL HEREIN.

9.       NO AMENDMENT EXCEPT IN WRITING

         No provision of this Lease, including any provision of SCHEDULE A, SCHEDULE B or the CTA, may be amended, rescinded, changed, waived, discharged, terminated or otherwise modified in any way whatsoever, except in writing signed by both parties.

                                                          ENGINE LEASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Master Engine Lease Agreement, on the date shown at the beginning of this Lease.

LESSOR:

AVIATION FINANCIAL SERVICES INC.

By:     /s/ Charles H. Meyer
        --------------------------

Name:   Charles H. Meyer
        --------------------------

Title:  Vice President
        --------------------------
LESSEE:

CHAUTAUQUA AIRLINES, INC.

By:     /s/ Robert H. Cooper
        --------------------------

Name:   Robert H. Cooper
        --------------------------

Title:  Vice President
        --------------------------

                                                          ENGINE LEASE AGREEMENT

                                   SCHEDULE A


PART I-ENGINE AND RELATED EQUIPMENT DESCRIPTION

ENGINE


ENGINE MANUFACTURER AND MODEL                    EXPECTED DELIVERY DATE           ENGINE SERIAL NUMBER

Rolls Royce             AE3007AIP                December, 2001                    MSN  CAE311434
Rolls Royce             AE3007AIP                December 2001                     MSN  CAE311206
Rolls Royce             AE3007AIP                December 2001                     MSN  CAE311635
Rolls Royce             AE3007AIP                December 2001                     MSN  CAE312096
Rolls Royce             AE3007AIP                December 2001                     MSN  CAE311794
Rolls Royce             AE3007AIP                December 2001                     MSN  CAE311908
Rolls Royce             AE3007AIP                December 2001                     MSN  CAE312071
Rolls Royce             AE3007AIP                December 2003 (or such earlier    MSN
                                                 date as Lessor and Lessee
                                                 agree)
Rolls Royce             AE3007AIP                December 2003 (or such earlier    MSN
                                                 date as Lessor and Lessee
                                                 agree)

         QEC MANUFACTURER:                         N/A

         NOSE COWL MANUFACTURER:                   N/A

         ENGINE STAND SERIAL NUMBER:               per serial number on the
                                                   Certificate of Acceptance

         QEC:                                      N/A

         LRU:     [LIST TO BE PROVIDED]            see list attached to the
                                                   Certificate of Acceptance

         OTHER ACCESSORIES:                        [LIST TO BE PROVIDED]

         ENGINE DOCUMENTS AND RECORDS:             Listed Part 2 below.

Each Engine has 750 or more rated takeoff horsepower or the equivalent.

                                                    ENGINE LEASE AGREEMENT [MSN]

ENGINE DOCUMENTS AND RECORDS

         1.       Engine Records

         -        Engine time and cycle records
         -        last shop visit, restoration and repair documents
         -        AD compliance report (terminated and repetitive)
         -        SB status report
         - list of time controlled components with remaining Engine Flight Hours and Engine Cycles
         -        modification status report
         -        engine disc sheets

         2.       Manuals

         -        illustrated parts catalog (CD-ROM)
         - Engine Maintenance Manual (CD-ROM) and any approved engineering changes, as applicable


PART II-DELIVERY CONDITION REQUIREMENTS

Set forth below is a description of the condition in which each Engine must be in order for Lessee to be obligated to accept such Engine under the Lease. It is solely a description of such condition precedent and shall not be construed as a representation, warranty or agreement of any kind whatsoever, express or implied, by Lessor with respect to the Engine or its condition, all of which have been disclaimed by Lessor and waived by Lessee as set forth in the Lease, including in the CTA.

DELIVERY CONDITION REQUIREMENTS:

Used Engines: ESN CAE311434; CAE311206; CAE311635; CAE311794; CAE311908; "as is,
where is" pursuant to the terms of the Purchase Agreement.

New Engines: two engines ESN CAE312096 and CAE312071, and two engines ESN to be determined shall be new, bare, ex-factory certificated for operation at 7,400 pounds with engine stand, engine cover, LRU, other accessories and Engine Documents and Records as listed herein

                                                          ENGINE LEASE AGREEMENT

                                   SCHEDULE A

                     PART III- RETURN CONDITION REQUIREMENTS

In addition to and supplementing Lessee's obligations set forth in Clause 12 and
Schedule 6 of the Common Terms Agreement, Lessee shall redeliver the Engine to Lessor on the Return Occasion meeting the following requirements:

Lessee shall redeliver the Engines with on average no fewer than 3,200 Engine Flight Hours remaining to the next expected Engine Refurbishment and on average no fewer than 3,200 Engine Cycles remaining on the Life Limited Parts to the next limiter, and with no one Engine having fewer than 1,600 Engine Flight Hours to the next expected Engine Refurbishment and with each Engine having a minimum of 1,600 Engine Cycles life remaining on Life Limited Parts to the next limiter. For avoidance of doubt, the foregoing average and minimum condition standards shall be calculated without reference to any Engine as to which Lessee has exercised its Right to purchase in accordance with Section 3.5 hereof and has performed its purchase obligation with respect thereto. In the event that any Engine fails, or the Engines as a group fail by 10% or more, to satisfy the return condition requirements, Lessee shall be obligated to purchase the deficient Engine, or in the case of the group of Engines failing, such number of the most deficient Engines as is necessary for the remaining Engines to satisfy the return conditions; provided, however, that in lieu of purchasing up to two such deficient Engines Lessee may elect to provide up to two Suitable Substitute Engines (as herein defined) as replacements for such deficient Engines. If Lessee is required to purchase one or more of the Engines pursuant hereto, the purchase price shall be determined in the same manner as provided in Section 3.5 and the sale shall be made on the same basis as provided in Section 3.5. If Lessee elects to provided a Suitable Substitute Engine, Lessor will convey the Engine that such Suitable Substitute Engine replaces to Lessee on the same basis as provided in Section 3.5 (excluding the payment of a purchase price) and Lessee shall convey such Suitable Substitute Engine pursuant to a full warranty bill of sale in form reasonably acceptable to Lessor. As used herein, "Suitable Substitute Engine" means an engine that complies with all the terms and conditions of this Lease (including, without limitation, compliance with all return conditions), and that is in substantially the same or a better condition that the Engine it will replace as to (i) maintenance status in relation to the number of Flight Hours of operation since its last Engine Refurbishment, (ii) LLP value profile, (iii) modification status, and (iv) expected life remaining to the next Engine Refurbishment.

                                                          ENGINE LEASE AGREEMENT

                                   SCHEDULE B
                                COMMERCIAL TERMS

The definitions and other commercial and financial terms set forth in this SCHEDULE B shall apply to the leasing of the Engines under the Lease.

The commercial and financial information contained in this SCHEDULE B are considered by Lessor and Lessee as proprietary and confidential. Lessor and Lessee shall, and any of their assignees, upon becoming such shall agree that they shall, treat this SCHEDULE B as proprietary and confidential and will not, without the prior written consent of the other (which consent shall not be unreasonably withheld), disclose or cause to be disclosed, the terms hereof or thereof to any Person, except to its agents, representatives, advisors, employees, counsel, underwriters, auditors, investors, financing parties, head lessors and sublessees as necessary or appropriate for the leasing transaction which is the subject hereof, or except (a) as may be required by applicable Law or pursuant to an order, or a valid and binding request, issued by any court or other Government Entity having jurisdiction over Lessor, Lessee or the assignee of either of them, as the case may be, or (b) as necessary to enable Lessor or its assignee to make transfers, assignments or other dispositions to potential transferees, assignees or participants of its interest in and to the Lease. In the event that Lessee elects to make an offering of debt or equity securities, Lessor shall grant its consent to disclosure of the terms hereof provided that the following conditions are fulfilled: (1) such disclosure shall be limited to the information that is required by applicable Law; (2) prior to such disclosure being made by Lessee, the form of the proposed disclosure shall be presented to Lessor for review and comment; (3) to the extent permissible under applicable Law, the information disclosed shall be presented in a manner that preserves the confidentiality of the rental rates and similar economic terms hereof; (4) Lessee shall exercise commercially reasonable efforts to preserve the confidentiality of the information disclosed to the fullest extent consistent with compliance with applicable Law; and (5) Lessee shall pay the reasonable costs and expenses of Lessor's counsel in reviewing and evaluating any disclosure request made by Lessee pursuant hereto.

In connection with any such disclosure or any filing of the information contained herein or therein pursuant to any such applicable Law, Lessor, Lessee or the assignee of either of them, as the case may be, shall request and use its best reasonable efforts to obtain confidential treatment of this SCHEDULE B and the other party will cooperate in making and supporting any such request for confidential treatment.

PART I   PART I-CASUALTY OCCURRENCE DEFINITIONS

AGREED VALUE (i) for each Used Engine [*] and (ii) for each New Engine [*]

DAMAGE NOTIFICATION THRESHOLD means [*]

DEDUCTIBLE AMOUNT means a deductible per occurrence that is not in excess of the prevailing standard market deductible for similar engines.

MINIMUM LIABILITY COVERAGE means [*]

SPARES DEDUCTIBLE AMOUNT means a deductible per occurrence that is not in excess of the prevailing standard market deductible for similar spare engines.

                                                          ENGINE LEASE AGREEMENT

PART II       DEPOSIT; DISCOUNT RATE; LC AMOUNT; INTEREST RATE

DEPOSIT: The amount of the Deposit for each Engine required by Section 3.1 hereof shall be payable in cash on the Delivery Date of such Engine and in the amount equal to one month Rent for such Engine, calculated in accordance with the formulas set forth in PART III below.

DISCOUNT RATE means [*]

INTEREST RATE: The Interest Rate shall be the "prime rate" as quoted in the WALL STREET JOURNAL from time to time during the applicable period plus [*] but not to exceed the maximum amount permitted by Law.

RETURN CONDITION SECURITY AMOUNT means the sum of [*]

PART III      RENT

[*]


                                                          ENGINE LEASE AGREEMENT

[*]


PART IV       TAX DEFINITIONS; SPECIAL TAX INDEMNITY

         MACRS DEDUCTIONS means cost recovery deductions available to Lessor for 100% of the cost of the Engine pursuant to Section 168(b) of the Internal Revenue Code of 1986, as amended (the CODE), commencing in the calendar year in which the Engine is delivered, computed (a) on the basis that the Engine is "7-year property" within the meaning of
         Section 168(e) of the Code, (b) by using the 200% declining balance method over a seven year recovery period, switching to the straight-line method for the first taxable year of the Indemnitee during the term for which such method yields a larger allowance, (c) assuming salvage value is zero, and (d) using a half-year convention.

         LESSOR/OWNER TAX JURISDICTION means United States.

         FSC BENEFITS are not applicable.

         FSC BENEFIT INDEMNITY  is not applicable

         FSC EQUIPMENT CHANGE AMOUNT is not applicable.

         FSC INDEMNITY MAXIMUM AMOUNT is not applicable.

                                                          ENGINE LEASE AGREEMENT

SPECIAL TAX INDEMNITY

MACRS DEDUCTIONS INDEMNITY

(i) Lessee will on demand pay and indemnify Owner for any loss, disallowance, or deferral of, or delay in claiming the MACRS Deductions resulting from Lessee's using the Engine in such a manner as to cause the Engine to be treated as "used predominantly outside the United States" within the meaning of Section 168(g) of the Code as in effect on the date of this Lease (hereinafter referred to as a "MACRS Loss"). In determining the indemnity required in connection with a MACRS Loss to Owner under this Clause, Owner shall be assumed to be subject to a combined U. S. and state income tax rate of (after giving effect to the deductibility of such state income taxes for U. S. income tax purposes) 38% in 2001 and in each year thereafter (the "ASSUMED TAX RATE"), and the Owner will be assumed to have sufficient taxable income to be taxed at the Assumed Tax Rate after full utilization of the MACRS Deductions. The amount payable under this indemnity shall be the amounts required from time to time, which, after deduction by Owner of the amount of all additional U. S., state, local, and foreign taxes required to be paid by Owner in respect of the receipt or accrual of such amount, will equal the increase in income taxes payable by (or not refundable to) Owner as the result of such MACRS Loss, plus the amount of any actual interest, penalties, and additions to tax payable by Tax Indemnitee with respect to such MACRS Loss.

(ii) If, as the result of a MACRS Loss, the amount of the U. S. income taxes payable by Owner for any taxable year shall be less than the amount of such taxes that would have been payable by Owner had such MACRS Loss not occurred (or as the result thereof, Owner shall receive a refund of U. S. income taxes payable that shall be greater than the amount of such refund , if any, that Owner would have received had such MACRS Loss not occurred), then Owner shall pay to the Lessee the amount of such increased reduction in taxes (or refund, including any actual interest (net of any taxes payable with respect to such interest) received thereon), plus any net additional U. S., state, local, or foreign tax benefits actually realized by Owner as the result of any payment made pursuant to this sentence (such reduction in, or increased refund of, income taxes to be determined on a hypothetical basis, I.E., assuming Owner can utilize any additional tax benefits resulting from the MACRS Loss at the Assumed Tax Rate); provided, however, that the amount payable by Owner pursuant to this sentence shall not exceed the sum of the amounts previously paid by the Lessee to Owner pursuant to the preceding paragraph with respect to such MACRS Loss to the extent not previously taken into account under this sentence.

PART V        SUPPLEMENTAL RENT

The Supplemental Rent payable will be determined with reference to the following:

                                                          ENGINE LEASE AGREEMENT

ANNUAL SUPPLEMENTAL RENT ADJUSTMENT means an annual escalation of [*]

ASSUMED RATIO means a one hour to one cycle ratio (1:1).

ASSUMED RATIO ADJUSTMENT: For the purposes of Section 5.4(SUPPLEMENTAL RENT) of the CTA, any adjustment from the Assumed Ratio shall be based upon the following table:

HOUR/CYCLE RATIO:                              [*]                     [*]                   [*]

SUPPLEMENTAL RENT AMOUNT:                      [*]                     [*]                   [*]


ENGINE LLP SUPPLEMENTAL RENT means in respect of the LLP for each Engine [*] for each Engine Cycle operated by that Engine during that calendar month or any part of such calendar month during the Term.

ENGINE SUPPLEMENTAL RENT means in respect of each Engine, [*] for each Engine Flight Hour (or fraction thereof) operated by that Engine during that calendar month or any part of such calendar month during the Term.

PART VI       MAINTENANCE AND RETURN CONDITION DEFINITIONS;
              MAINTENANCE PAYMENTS AT REDELIVERY;

AD COMPLIANCE PERIOD means the 180 days following redelivery of the Engine in compliance with Section 12 (RETURN OF ENGINES) of the CTA.

APPLICABLE FINANCIAL TEST means (a) a minimum tangible net worth determined in accordance with GAAP of not less than Fifty Million Dollars (US$50,000,000.00), and (b) aggregate cash and cash equivalents balances as reflected on the Financial Information for the applicable quarter of not less than Twenty Million Dollars (US$20,000,000.00).

EGT MARGIN means 15 degrees centigrade.

ENGINE CYCLES RESTRICTION means 1,600 Engine Cycles of life remaining to the next scheduled removal for each Engine.

ENGINE FLIGHT HOURS RESTRICTION is not applicable.

MINIMUM COMPONENT CALENDAR LIFE is not applicable.

MINIMUM ENGINE CYCLES is not applicable.

MINIMUM ENGINE FLIGHT HOURS means 1,600 Engine Flight Hours of expected life remaining to the next removal.

MINIMUM HARD TIME COMPONENT CYCLES is not applicable.

MINIMUM HARD TIME COMPONENT FLIGHT HOURS is not applicable.

ENGINE SUPPLEMENTAL RENT FHA TERMINATION AMOUNT with respect to an Engine means the product of the number of Engine Flight Hours of operation on such Engine since its last Engine Refurbishment and then applicable rate for payments of Engine Supplemental Rent, less the

                                                          ENGINE LEASE AGREEMENT

Service Credit Amount (if any) to which Lessor is entitled under the FHA Assignment Agreement.

SERVICE CREDIT AMOUNT with respect to an Engine is the amount (if any) of the Allocable Paid-In Base and LRU Charge (as defined in the FHA Assignment Agreement) that is available to Lessor as a credit against maintenance service from or on behalf of the Manufacturer under the FHA Assignment Agreement.



PART VII          CHANGE OF CONTROL

For so long as the Lessor under this Lease is Aviation Financial Services Inc. or any Affiliate of Aviation Financial Services Inc., Lessee agrees that it shall comply with the terms of that certain Letter Agreement dated the date hereof between Chautauqua Airlines, Inc. and Aviation Financial Services Inc.

                                                          ENGINE LEASE AGREEMENT

                                   SCHEDULE C

                                  ENGINE LEASE
                             COMMON TERMS AGREEMENT

                                    [ATTACH]


SF1 #88922 v7

                                                    ENGINE LEASE AGREEMENT [MSN]
                                     C-1